                                                                    EXHIBIT 99.1

                              [GRANT PRIDECO LOGO]

FOR IMMEDIATE RELEASE

CONTACT:
Louis A. Raspino
Vice President and Chief Financial Officer
832-681-8507
louis.raspino@grantprideco.com

                    GRANT PRIDECO REPORTS $0.07 PER SHARE IN
                               FIRST QUARTER 2002

         HOUSTON, TEXAS, May 2, 2002 - Grant Prideco, Inc. (NYSE:GRP) today announced first quarter 2002 net income of $7.6 million ($0.07 per share) on revenues of $152.1 million, compared to a net loss of $20.3 million ($0.19 per share) on revenues of $156.7 million in the first quarter of 2001. Net income for last year's first quarter includes non-recurring charges of $28.0 million net of tax ($0.26 per share) relating to the Company's 2001 restructuring plan to improve profitability and efficiency. Excluding these 2001 charges, earnings were level with last year's first quarter despite a 27% drop in the North American rig count. Fourth quarter 2001 net income was $20.2 million ($0.18 per share) on $191.6 million in revenues. The Company adopted the new goodwill accounting standard as of January 1, 2002. All 2001 amounts included in this discussion have been adjusted to exclude the impact of goodwill amortization for comparative purposes.

         The Company's operating income was $18.5 million in the first quarter of 2002, representing a decrease of $0.8 million, or 4%, versus last year's first quarter (excluding $43.0 million in non-recurring charges), and it compares to $36.8 million sequentially. On the same basis, the Company's operating income margin was 12% in the first quarter of 2002, consistent with last year's first quarter, but down from 19% in last year's fourth quarter.

         The Drilling Products and Services segment reported significantly improved results as compared to last year's first quarter due to the Company's 2001 restructuring efforts and a favorable product mix, despite less drill pipe footage sold. These improvements offset the effects of lower volumes in the Premium Connections and Tubular Products segment related to the decline in the North American rig count.

         The sequential decrease in consolidated financial results is primarily due to continued weakness in drilling and completion activity, with the average U.S. rig count down 19% from the fourth quarter of last year.

         Consolidated backlog totaled $117 million at March 31, 2002, compared to $145 million at December 31, 2001 and $264 million at March 31, 2001. The backlog at March 31, 2002 excludes approximately $50 million related to the Company's recently acquired controlling interest in its Chinese drill pipe joint venture.

SEGMENT RESULTS

         DRILLING PRODUCTS AND SERVICES

         Revenues in the Drilling Products and Services segment totaled $78.8 million, up 19% over the first quarter of 2001 and down 31% sequentially. Operating income was $22.8 million in the first quarter of 2002, up 95% over last year's quarter (excluding $22.2 million in non-recurring charges) and down 35% sequentially. On the same basis, the operating income margin was 29% in the first quarter of 2002, up from 18% in last year's first quarter, and relatively flat with 31% in the fourth quarter of 2001.

         First quarter 2002 results for the Drilling Products and Services segment reflect a 45% increase in the average price received per foot over last year's first quarter, partially offset by a 19% decrease in footage sold. Sequentially, the average price received per foot increased 14% but was more than offset by a 48% decrease in footage sold. Specifically, average price received per foot in the quarter was a record $39.02 compared to $26.98 in last year's first quarter and $34.13 sequentially. Total drill pipe sold during the quarter was 1.35 million feet compared to 1.67 million feet in last year's first quarter and 2.58 million feet sequentially.

         New orders for drill pipe in the first quarter totaled approximately 800,000 feet at a strong average price of $40 per foot, reflecting a continuing favorable sales mix heavily weighted toward the international and offshore markets.

         PREMIUM CONNECTIONS AND TUBULAR PRODUCTS

         Revenues for the Premium Connections and Tubular Products segment in the first quarter of 2002 were $53.2 million, compared to $56.1 million sequentially and $69.5 million in last year's first quarter. Operating income of $3.6 million in the first quarter of 2002 compares to $6.2 million sequentially and $15.2 million in the first quarter of 2001 (excluding $0.5 million of non-recurring charges).

         First quarter of 2002 results for this segment were negatively affected by a 25% decline in the U.S. gas rig count versus last year's first quarter and a 19% sequential decline, as well as unabsorbed manufacturing costs incurred to maintain capacity for an expected industry upturn.

         MARINE PRODUCTS AND SERVICES

         Revenues for the Marine Products and Services segment in the first quarter of 2002 were $12.9 million, compared to $6.8 million in the first quarter of 2001 and $13.2 million sequentially. Operating loss improved to $0.2 million in the first quarter of 2002 compared to a loss of $0.9 million in last year's first quarter (excluding $2.2 million in non-recurring charges). Sequentially, operating income declined $0.8 million.

         Gross margins in this segment improved slightly over last year's fourth quarter. However, financial results were affected by slower than expected completion activity in the Gulf of Mexico and increased expenses related to the segment's expansion and development of new capabilities for future growth.

         OTHER

         The Company's industrial drill pipe product line, now included in "Other", reported an operating loss of approximately $800,000 due to continued low activity in the fiber optic installation and construction businesses and unabsorbed costs associated with the Company's Bryan, Texas manufacturing facility. Also included in this segment are approximately $0.7 million in research and development costs associated with two technology joint ventures.

         OUTLOOK

         Curtis W. Huff, the Company's President and Chief Executive Officer, commented, "Our operations performed well in the first quarter, despite a very challenging market environment where we saw the average U.S. rig count decline by around 20% from the fourth quarter. We are particularly pleased with the results in our Drilling Products and Services segment, which was able to maintain the strong EBITDA and operating income margins that it realized in the fourth quarter, notwithstanding a large drop in drill pipe volume. This segment also substantially improved its revenues and operating income over the first quarter of last year on lower volumes. These improvements were largely attributable to our restructuring efforts last year.

         "Our Premium Connections and Tubular Products segment also remained profitable in the quarter in the face of a low rig count and slow distributor purchasing. This segment's margins were impacted by higher unabsorbed manufacturing costs in the quarter, including higher labor costs per unit, due to our decision to maintain the capacity necessary to respond quickly to the anticipated upturn in the market. This segment is highly leveraged to U.S. gas drilling and is poised to benefit from what we believe is the beginning of the recovery in our industry. Our Marine Products and Services segment was also able to maintain its gross margin in the quarter in spite of lower activity in the Gulf of Mexico. In addition, our recently introduced POS-GRIP(TM) jack-up wellhead continued to gain market acceptance."

         Commenting on the Company's outlook, Mr. Huff stated, "We believe the market has hit its bottom, and we should begin to see a recovery in our businesses in the coming quarters. Our Premium Connections and Tubular Products segment should be the first to benefit from the recovery. Our Drilling Products segment will likely lag the Premium Connections segment until the U.S. rig count has demonstrated a stronger recovery. Our Marine Products and Services segment is expected to show continued growth, as drilling and production activity is increasingly concentrated offshore.

         "Overall, we expect that our second and third quarters will be transition periods for Grant Prideco, and the fourth quarter and 2003 should represent very good markets for all of our businesses. Since the beginning of last year, we have been restructuring our organization to improve its efficiencies and maximize its returns. In addition, our recent and pending acquisitions in China and Norway, as well as our developing technologies, should benefit Grant Prideco as we move into 2003. We are confident that as this cycle unfolds our organization will respond, and we will strongly benefit from the recovery."

         Grant Prideco is the world's leader in drill stem technology development and drill pipe manufacturing, sales and service; a leading provider of engineered connections and premium tubulars in North America; and provides a variety of product and service solutions to the growing world-wide marine and deepwater market.

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Grant Prideco's prospects for its operations and future demand for its products and services, all of which are subject to certain risks, uncertainties and assumptions. These risks, uncertainties and assumptions, which are more fully described in Grant Prideco, Inc.'s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, include the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of Grant Prideco's products, foreign currency issues, impact of geo-political and other events affecting international markets and trade, Grant Prideco's ability to remain on the leading edge of technology in its products, the impact of international and domestic trade laws, including recently filed anti-dumping and countervailing duty cases, unforeseen or unexpected litigation, manufacturing difficulties and disruptions, and Grant Prideco's assumptions relating thereto. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material respects from those currently anticipated and reflected in Grant Prideco's forward-looking statements.

                               GRANT PRIDECO, INC.

                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                THREE MONTHS ENDED
                                                                                      MARCH 31,
                                                                                ---------------------
                                                                                  2001        2002
                                                                                ---------   ---------
REVENUES ...................................................................   $ 156,651    $ 152,051
                                                                               ---------    ---------

COSTS AND EXPENSES:
  Cost of Sales ............................................................     134,447      116,846
  Selling, General and Administrative Attributable to Segments (a) .........      12,232       12,816
  Corporate General and Administrative .....................................       4,932        6,272
  Equity Income in Unconsolidated Affiliates ...............................      (1,984)      (2,356)
  Other Charges ............................................................      32,280           --
                                                                               ---------    ---------
                                                                                 181,907      133,578
                                                                               ---------    ---------
OPERATING INCOME (LOSS) ....................................................     (25,256)      18,473
                                                                               ---------    ---------
OTHER INCOME (EXPENSE):
  Interest Expense .........................................................      (6,870)      (6,175)
  Other, Net ...............................................................        (869)        (105)
                                                                               ---------    ---------
                                                                                  (7,739)      (6,280)
                                                                               ---------    ---------
INCOME (LOSS) BEFORE INCOME TAXES ..........................................     (32,995)      12,193
INCOME TAX BENEFIT (PROVISION) .............................................      11,547       (4,024)
                                                                               ---------    ---------
NET INCOME (LOSS) BEFORE MINORITY INTEREST .................................     (21,448)       8,169
MINORITY INTEREST ..........................................................        (369)        (609)
                                                                               ---------    ---------
NET INCOME (LOSS) ..........................................................   $ (21,817)   $   7,560
                                                                               =========    =========

EARNINGS (LOSS) PER SHARE:
  Basic ....................................................................   $   (0.20)   $    0.07
                                                                               =========    =========
  Diluted ..................................................................   $   (0.20)   $    0.07
                                                                               =========    =========

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic ....................................................................     108,570      109,885
                                                                               =========    =========
  Diluted ..................................................................     108,570      111,711
                                                                               =========    =========

OTHER DATA:
  EBITDA (b) ...............................................................   $  27,093       25,978
  Depreciation and Amortization ............................................       9,323        7,505
  Cash (Used) Provided by Operating Activities .............................      (8,293)      36,380
  Cash Used by Investing Activities ........................................      (5,945)      (7,269)
  Cash Provided (Used) by Financing Activities .............................      14,909      (14,394)
  Capital Expenditures (c) .................................................       5,945       10,357
  Drill Pipe Sold (in thousands of feet) ...................................       1,674        1,352
  Average Price per Foot (in dollars) ......................................   $   26.98    $   39.02
  Backlog at period end (in millions) ......................................     264,386      116,814

                                                                         DECEMBER 31,   MARCH 31,
                                                                            2001          2002
                                                                         -----------   ----------
BALANCE SHEET DATA:                                                                   (unaudited)
  Total Assets ........................................................   $915,598      $934,738
  Current Assets ......................................................    392,363       390,945
  Fixed Assets, net ...................................................    224,507       233,176
  Short-Term Borrowings and Current Portion of Long-Term Debt .........     61,154        53,195
  Current Liabilities .................................................    186,181       179,760
  Long-Term Debt ......................................................    205,024       204,580
  Stockholders' Equity ................................................    468,967       491,681

 -----------

       (a) Includes goodwill amortization of $1.5 million in the first quarter of 2001.

       (b) EBITDA is calculated by taking operating income (loss) and adding back depreciation and amortization and nonrecurring charges of $43.0 million in the first quarter of 2001.

       (c) Capital expenditures for property, plant and equipment. Excludes the costs related to acquisitions of businesses.

                               GRANT PRIDECO, INC.
                  SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION
           QUARTER ENDED MARCH 31, 2002 AND CERTAIN PRECEDING QUARTERS
                                   (Unaudited)
         (in thousands, except percentages and average sales price/ft.)

                                                                   MARCH 31,     JUNE 30,  SEPTEMBER 30, DECEMBER 31,  MARCH 31,
                                                                      2001         2001        2001         2001         2002
                                                                   ---------    ---------  -----------   -----------   ---------
CONSOLIDATED

REVENUES                                                           $ 156,651    $ 192,909    $ 198,989    $ 191,578    $ 152,051
Gross Profit (a)(b)(c)(d)                                             22,204       44,061       53,156       49,588       35,205
Gross Profit % (a)(b)(c)(d)                                               14%          23%          27%          26%          23%
Selling, General and Administrative                                   17,164       18,254       18,564       16,964       19,088
Operating Income (Loss) (a)(b)(c)(d)(e)(f)(g)                        (25,256)      28,655       34,511       35,145       18,473
Operating Income (Loss) % (a)(b)(c)(d)(e)(f)(g)                          (16)%         15%          17%          18%          12%
Operating Income Before Other Charges (h)(i)(j)(k)(l)                 17,770       28,655       36,286       35,145       18,473
Operating Income % Before Other Charges (h)(i)(j)(k)(l)                   11%          15%          18%          18%          12%
EBITDA, Before Other Charges (h)(i)(j)(k)(l)(m)                       27,093       37,726       45,455       44,035       25,978
Net Income (Loss)                                                    (21,817)      13,997       17,334       18,576        7,560
Earnings (Loss) Per Share
  Basic                                                                (0.20)        0.13         0.16         0.17         0.07
  Diluted                                                              (0.20)        0.13         0.16         0.17         0.07

REVENUES:
  Drilling Products and Services                                   $  66,427    $  95,803    $ 106,056    $ 114,293    $  78,816
  Premium Connections and Tubular Products                            69,459       75,779       70,922       56,123       53,193
  Marine Products and Services                                         6,809       10,253       13,836       13,187       12,915
  Other                                                               13,956       11,074        8,175        7,975        7,127
                                                                   ---------    ---------    ---------    ---------    ---------
                                                                   $ 156,651    $ 192,909    $ 198,989    $ 191,578    $ 152,051
                                                                   =========    =========    =========    =========    =========

GROSS PROFIT (LOSS):
  Drilling Products and Services                                       8,887       23,025       31,004       36,320       24,543
  Premium Connections and Tubular Products                            18,490       17,931       17,716        9,521        7,773
  Marine Products and Services                                        (1,223)       1,869        3,946        2,455        2,571
  Other                                                               (3,950)       1,236          490        1,292          318
                                                                   ---------    ---------    ---------    ---------    ---------
                                                                      22,204       44,061       53,156       49,588       35,205
                                                                   =========    =========    =========    =========    =========

SELLING, GENERAL AND ADMINISTRATIVE:
  Drilling Products and Services                                       4,333        4,987        4,988        4,931        4,829
  Premium Connections and Tubular Products                             4,430        4,308        4,531        3,985        4,136
  Marine Products and Services                                         1,759        1,854        1,922        1,937        2,749
  Other                                                                1,710        1,496        1,358        1,015        1,102
  Corporate                                                            4,932        5,609        5,765        5,096        6,272
                                                                   ---------    ---------    ---------    ---------    ---------
                                                                      17,164       18,254       18,564       16,964       19,088
                                                                   =========    =========    =========    =========    =========

OPERATING INCOME (LOSS):
  Drilling Products and Services                                     (11,297)      20,977       26,068       34,159       22,781
  Premium Connections and Tubular Products                            14,060       13,623       13,185        5,536        3,637
  Marine Products and Services                                        (3,187)          15        2,024          518         (178)
  Other                                                               (5,735)        (351)      (1,001)          28       (1,495)
  Corporate                                                          (19,097)      (5,609)      (5,765)      (5,096)      (6,272)
                                                                   ---------    ---------    ---------    ---------    ---------
                                                                     (25,256)      28,655       34,511       35,145       18,473
                                                                   =========    =========    =========    =========    =========

OPERATING INCOME (LOSS) BEFORE OTHER CHARGES:
  Drilling Products and Services                                      10,919       20,977       27,843       34,159       22,781
  Premium Connections and Tubular Products                            14,569       13,623       13,185        5,536        3,637
  Marine Products and Services                                        (1,018)          15        2,024          518         (178)
  Other                                                               (1,768)        (351)      (1,001)          28       (1,495)
  Corporate                                                           (4,932)      (5,609)      (5,765)      (5,096)      (6,272)
                                                                   ---------    ---------    ---------    ---------    ---------
                                                                      17,770       28,655       36,286       35,145       18,473
                                                                   =========    =========    =========    =========    =========

EBITDA, BEFORE OTHER CHARGES:
  Drilling Products and Services                                      14,729       24,763       31,617       38,032       25,809
  Premium Connections and Tubular Products                            17,700       16,846       16,546        9,009        6,630
  Marine Products and Services                                            27          843        2,999        1,394          695
  Other                                                                 (570)         733          (32)         609       (1,057)
  Corporate                                                           (4,793)      (5,459)      (5,675)      (5,009)      (6,099)
                                                                   ---------    ---------    ---------    ---------    ---------
                                                                      27,093       37,726       45,455       44,035       25,978
                                                                   =========    =========    =========    =========    =========

DEPRECIATION AND AMORTIZATION (n):
  Drilling Products and Services                                       3,810        3,786        3,774        3,873        3,028
  Premium Connections and Tubular Products                             3,131        3,223        3,361        3,473        2,993
  Marine Products and Services                                         1,045          828          975          876          873
  Other                                                                1,198        1,084          969          581          438
  Corporate                                                              139          150           90           87          173
                                                                   ---------    ---------    ---------    ---------    ---------
                                                                       9,323        9,071        9,169        8,890        7,505
                                                                   =========    =========    =========    =========    =========

CAPITAL EXPENDITURES FOR PROPERTY,
  PLANT AND EQUIPMENT:
  Drilling Products and Services                                       4,238        5,207        5,826        5,070        4,077
  Premium Connections and Tubular Products                               885        1,569        3,803        2,159        2,518
  Marine Products and Services                                            30           90        1,061          601        1,051
  Other                                                                  750          235          294          312          530
  Corporate                                                               42           12        2,287        2,741        2,181
                                                                   ---------    ---------    ---------    ---------    ---------
                                                                       5,945        7,113       13,271       10,883       10,357
                                                                   =========    =========    =========    =========    =========

                              GRANT PRIDECO, INC.
                  SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION
          QUARTER ENDED MARCH 31, 2002 AND CERTAIN PRECEDING QUARTERS
                                  (Unaudited)
         (in thousands, except percentages and average sales price/ft.)

                                                                  MARCH 31,    JUNE 30, SEPTEMBER 30, DECEMBER 31, MARCH 31,
                                                                     2001        2001      2001         2001        2002
                                                                  ---------   --------- -----------  -----------  ---------
DRILLING PRODUCTS AND SERVICES

Revenues                                                           $ 66,427    $ 95,803   $106,056     $114,293   $ 78,816
Gross Profit (Loss) (a)                                               8,887      23,025     31,004       36,320     24,543
Gross Profit (Loss) % (a)                                                13%         24%        29%          32%        31%
Selling, General and Administrative                                   4,333       4,987      4,988        4,931      4,829
Operating Income (Loss) (a)(e)                                      (11,297)     20,977     26,068       34,159     22,781
Operating Income (Loss) % (a)(e)                                        (17)%        22%        25%          30%        29%
Operating Income Before Other Charges (h)                            10,919      20,977     27,843       34,159     22,781
Operating Income % Before Other Charges (h)                              16%         22%        26%          30%        29%
EBITDA, Before Other Charges (h)(m)                                  14,729      24,763     31,617       38,032     25,809

REVENUES:
  Drill Pipe Products                                              $ 48,382    $ 71,964   $ 86,116     $ 99,324   $ 65,275
  Drill Collar and Heavy Weight Drill Pipe                           14,827      16,340     16,307       12,348      7,945
  Drill Stem Accessories                                              3,218       7,499      3,633        2,621      5,596
                                                                   --------    --------   --------     --------   --------
                                                                   $ 66,427    $ 95,803   $106,056     $114,293   $ 78,816
                                                                   ========    ========   ========     ========   ========

OILFIELD DRILL PIPE SALES:
  Footage Sold                                                        1,674       2,205      2,423        2,579      1,352
  Average Sales Price/Ft.                                          $  26.98    $  28.34   $  30.39     $  34.13   $  39.02

                                                                  MARCH 31,     JUNE 30,  SEPTEMBER 30, DECEMBER 31, MARCH 31,
                                                                     2001         2001        2001         2001        2002
                                                                  ---------    ---------  -----------   -----------  ---------
MARINE PRODUCTS AND SERVICES

Revenues                                                           $  6,809    $ 10,253     $ 13,836      $ 13,187   $ 12,915
Gross Profit (Loss) (b)                                              (1,223)      1,869        3,946         2,455      2,571
Gross Profit (Loss) % (b)                                               (18)%        18%          29%           19%        20%
Selling, General and Administrative                                   1,759       1,854        1,922         1,937      2,749
Operating Income (Loss) (b)(f)                                       (3,187)         15        2,024           518       (178)
Operating Income (Loss) % (b)(f)                                        (47)%         0%          15%            4%        (1)%
Operating Income (Loss) Before Other Charges (i)                     (1,018)         15        2,024           518       (178)
Operating Income (Loss) % Before Other Charges (i)                      (15)%         0%          15%            4%        (1)%
EBITDA, Before Other Charges (i)(m)                                      27         843        2,999         1,394        695

                                                                   MARCH 31,     JUNE 30,  SEPTEMBER 30, DECEMBER 31,  MARCH 31,
                                                                      2001         2001        2001         2001         2002
                                                                   ---------    ---------  -----------   -----------   ---------
OTHER

Revenues                                                            $ 13,956     $ 11,074     $  8,175     $  7,975    $  7,127
Gross Profit (Loss) (c)                                               (3,950)       1,236          490        1,292         318
Gross Profit (Loss) % (c)                                                (28)%         11%           6%          16%          4%
Selling, General and Administrative                                    1,710        1,496        1,358        1,015       1,102
Operating Income (Loss) (c)                                           (5,735)        (351)      (1,001)          28      (1,495)
Operating Income (Loss) % (c)                                            (41)%         (3)%        (12)%          0%        (21)%
Operating Income (Loss) Before Other Charges (j)                      (1,768)        (351)      (1,001)          28      (1,495)
Operating Income (Loss) % Before Other Charges (j)                       (13)%         (3)%        (12)%          0%        (21)%
EBITDA, Before Other Charges (j)(m)                                     (570)         733          (32)         609      (1,057)

                              GRANT PRIDECO, INC.
                  SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION
          QUARTER ENDED MARCH 31, 2002 AND CERTAIN PRECEDING QUARTERS
                                  (Unaudited)
         (in thousands, except percentages and average sales price/ft.)


                                                                   MARCH 31,  JUNE 30,   SEPTEMBER 30, DECEMBER 31, MARCH 31,
                                                                      2001      2001        2001         2001         2002
                                                                   ---------  ---------  -----------   -----------  ---------
PREMIUM CONNECTIONS AND
TUBULAR PRODUCTS

REVENUES                                                            $ 69,459    $ 75,779    $ 70,922    $ 56,123    $ 53,193
Gross Profit (d)                                                      18,490      17,931      17,716       9,521       7,773
Gross Profit % (d)                                                        27%         24%         25%         17%         15%
Selling, General and Administrative                                    4,430       4,308       4,531       3,985       4,136
Operating Income (d)                                                  14,060      13,623      13,185       5,536       3,637
Operating Income  % (d)                                                   20%         18%         19%         10%          7%
Operating Income Before Other Charges (k)                             14,569      13,623      13,185       5,536       3,637
Operating Income % Before Other Charges (k)                               21%         18%         19%         10%          7%
EBITDA, Before Other Charges (k)(m)                                   17,700      16,846      16,546       9,009       6,630

REVENUES:
  Atlas Bradford Threading and Service                              $ 22,913    $ 23,356    $ 22,408    $ 19,707    $ 19,764
  TCA                                                                 21,202      24,420      20,362      15,790      15,915
  Tube-Alloy                                                          11,481      12,775      13,527      12,271      10,301
                                                                    --------    --------    --------    --------    --------
  Subtotal - AB, TCA and Tube-Alloy                                   55,596      60,551      56,297      47,768      45,980
  Texas Arai                                                          13,863      15,228      14,625       8,355       7,213
                                                                    --------    --------    --------    --------    --------
                                                                    $ 69,459    $ 75,779    $ 70,922    $ 56,123    $ 53,193
                                                                    ========    ========    ========    ========    ========

GROSS PROFIT:
  Atlas Bradford Threading and Service                                 6,854       6,249       6,925       3,089       3,485
  TCA                                                                  6,017       5,283       4,085       1,137       1,089
  Tube-Alloy                                                           3,847       3,657       4,073       4,244       2,563
                                                                    --------    --------    --------    --------    --------
  Subtotal - AB, TCA and Tube-Alloy                                   16,718      15,189      15,083       8,470       7,137
  Texas Arai                                                           1,772       2,742       2,633       1,051         636
                                                                    --------    --------    --------    --------    --------
                                                                      18,490      17,931      17,716       9,521       7,773
                                                                    ========    ========    ========    ========    ========

SELLING, GENERAL AND ADMINISTRATIVE:
  Atlas Bradford Threading and Service                                 1,523       1,807       1,686       1,504       1,841
  TCA                                                                    398         408         452         451         275
  Tube-Alloy                                                           1,537       1,119       1,442       1,248       1,342
                                                                    --------    --------    --------    --------    --------
  Subtotal - AB, TCA and Tube-Alloy                                    3,458       3,334       3,580       3,203       3,458
  Texas Arai                                                             972         974         951         782         678
                                                                    --------    --------    --------    --------    --------
                                                                       4,430       4,308       4,531       3,985       4,136
                                                                    ========    ========    ========    ========    ========

OPERATING INCOME (LOSS):
  Atlas Bradford Threading and Service                                 5,331       4,442       5,239       1,585       1,644
  TCA                                                                  5,619       4,875       3,633         686         814
  Tube-Alloy                                                           2,310       2,538       2,631       2,996       1,221
                                                                    --------    --------    --------    --------    --------
  Subtotal - AB, TCA and Tube-Alloy                                   13,260      11,855      11,503       5,267       3,679
  Texas Arai                                                             800       1,768       1,682         269         (42)
                                                                    --------    --------    --------    --------    --------
                                                                      14,060      13,623      13,185       5,536       3,637
                                                                    ========    ========    ========    ========    ========

OPERATING INCOME (LOSS) BEFORE OTHER CHARGES:
  Atlas Bradford Threading and Service                                 5,331       4,442       5,239       1,585       1,644
  TCA                                                                  5,619       4,875       3,633         686         814
  Tube-Alloy                                                           2,562       2,538       2,631       2,996       1,221
                                                                    --------    --------    --------    --------    --------
  Subtotal - AB, TCA and Tube-Alloy                                   13,512      11,855      11,503       5,267       3,679
  Texas Arai                                                           1,057       1,768       1,682         269         (42)
                                                                    --------    --------    --------    --------    --------
                                                                      14,569      13,623      13,185       5,536       3,637
                                                                    ========    ========    ========    ========    ========

EBITDA, BEFORE OTHER CHARGES:
  Atlas Bradford Threading and Service                                 6,140       5,375       6,335       2,736       2,789
  TCA                                                                  6,601       5,821       4,531       1,588       1,624
  Tube-Alloy                                                           2,969       2,945       3,061       3,465       1,616
                                                                    --------    --------    --------    --------    --------
  Subtotal - AB, TCA and Tube-Alloy                                   15,710      14,141      13,927       7,789       6,029
  Texas Arai                                                           1,990       2,705       2,619       1,220         601
                                                                    --------    --------    --------    --------    --------
                                                                      17,700      16,846      16,546       9,009       6,630
                                                                    ========    ========    ========    ========    ========

DEPRECIATION AND AMORTIZATION:
  Atlas Bradford Threading and Service                                   809         933       1,096       1,151       1,145
  TCA                                                                    982         946         898         902         810
  Tube-Alloy                                                             407         407         430         469         395
                                                                    --------    --------    --------    --------    --------
  Subtotal - AB, TCA and Tube-Alloy                                    2,198       2,286       2,424       2,522       2,350
  Texas Arai                                                             933         937         937         951         643
                                                                    --------    --------    --------    --------    --------
                                                                       3,131       3,223       3,361       3,473       2,993
                                                                    ========    ========    ========    ========    ========

CAPITAL EXPENDITURES FOR PROPERTY,
  PLANT AND EQUIPMENT:
   Atlas Bradford Threading and Service                                  545         556       2,052       1,627       1,863
   TCA                                                                   128         403         877          82          88
   Tube-Alloy                                                            111         520         812         162         290
                                                                    --------    --------    --------    --------    --------
   Subtotal - AB, TCA and Tube-Alloy                                     784       1,479       3,741       1,871       2,241
   Texas Arai                                                            101          90          62         288         277
                                                                    --------    --------    --------    --------    --------
                                                                         885       1,569       3,803       2,159       2,518
                                                                    ========    ========    ========    ========    ========

                              GRANT PRIDECO, INC.
                  SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION
          QUARTER ENDED MARCH 31, 2002 AND CERTAIN PRECEDING QUARTERS
                                  (Unaudited)
         (in thousands, except percentages and average sales price/ft.)


NOTES:

(a) First quarter of 2001 includes charges of $4.4 million relating to inventory write-offs and capitalized manufacturing variance write-offs which were classified as cost of sales. Third quarter of 2001 includes inventory write-offs of $0.3 million related to discontinuing the manufacturing of industrial flanges.

(b) First quarter of 2001 includes charges of $2.0 million related to inventory write-offs and capitalized manufacturing variance write-offs which were classified as cost of sales.

(c) First quarter of 2001 includes charges of $4.0 million relating to inventory write-offs and capitalized manufacturing variance write-offs which were classified as cost of sales.

(d) First quarter of 2001 includes charges of $0.5 million ($0.3 million for Texas Arai and $0.2 million for Tube-Alloy). These charges related to inventory write-offs and capitalized manufacturing variance write-offs which were classified as cost of sales.

(e) First quarter of 2001 includes charges of $17.8 million to write-off our assets related to our manufacturing arrangement with OCTL in India of $17.7 million and severance and related expenses of $0.1 million. Third quarter of 2001 includes fixed asset impairments of $1.5 million and inventory write-offs of $0.3 million related to discontinuing the manufacturing of industrial flanges.

(f) First quarter of 2001 includes a charge of $0.2 million for severance and related expenses.

(g) Includes $14.1 million of charges related to Corporate in the first quarter of 2001 for the severance related to the termination of certain executive officers.

(h) Excludes $22.2 million of charges in the first quarter of 2001 and $1.8 million of charges in the third quarter of 2001 discussed in (a) and (e) above.

(i) Excludes $2.2 million of charges in the first quarter of 2001 discussed in
    (b) and (f) above.

(j) Excludes $4.0 million of charges in the first quarter of 2001 discussed in
    (c) above.

(k) Excludes $0.5 million of charges in the first quarter of 2001 discussed in
    (d) above.

(l) Excludes $14.1 million of charges in the first quarter of 2001 discussed in
    (g) above.

(m) We calculate EBITDA by taking operating income (loss) and adding back deprecation and amortization and charges for the respective segments and periods of those charges. Calculations of EBITDA should not be viewed as a substitute to calculations under U.S. GAAP, in particular operating income
    (loss) and net income (loss). In addition, EBITDA calculations by one company may not be comparable to another company.

(n) The following table summarizes goodwill amortization by segment and quarter:

                                                              March 31,      June 30,     September 30,  December 31,
                                                                2001           2001           2001          2001
                                                              ---------      --------     ------------   -----------
       Drilling Products and Services                             $ 768         $ 847          $ 801          $ 802
       Premium Connections and Tubular Products                     596           620            608            686
       Marine Products and Services                                  97            91             94             94
       Other                                                         64            72             68             69
                                                                -------       -------        -------        -------
                                                                $ 1,525       $ 1,630        $ 1,571        $ 1,651
                                                                =======       =======        =======        =======